Teucrium Commodity Trust - POS AM

Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 for the Teucrium Agricultural Fund (File No. 333-201953). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP

REED SMITH LLP

April 11, 2017

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